Exhibit 3.2

BYLAWS
OF
NORTECH SYSTEMS INCORPORATED,

as amended through March 13, 2019

ARTICLE I
OFFICES

SECTION 1.   PRINCIPAL EXECUTIVE OFFICE. The principal executive office of Nortech Systems Incorporated (the “Corporation”) shall be in the City of Maple Grove, County of Hennepin, Minnesota.

SECTION 2.    REGISTERED OFFICE. The location and address of the registered office of the Corporation is 7550 Meridian Circle N, Suite 150, Maple Grove MN 55369. The registered office need not be identical with the principal executive office of the Corporation and may be changed from time to time by the Board of Directors.

SECTION 3.   OTHER OFFICES. The Corporation may have other offices at such places within and without the State of Minnesota as the Board of Directors may determine from time to time.

ARTICLE II
MEETINGS OF SHAREHOLDERS

SECTION 1.   PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at its principal executive office unless some other place for any such meeting within or without the State of Minnesota is designated by the Board of Directors in the notice of meeting.

SECTION 2.   REGULAR MEETINGS. Regular meetings of the shareholders of the Corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders.

SECTION 3.   SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the Corporation unless all of the shareholders have waived notice of the meeting.

SECTION 4.   NOTICE OF MEETINGS. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) days prior to the date of such meeting. If a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the Corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote. The notice of meeting at which there is to be considered a proposal to adopt a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the Corporation shall be given not less than ten (10) days prior to the date of such meeting, shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan.

Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address designated by such shareholder or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

SECTION 5.   RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

SECTION 6.   QUORUM. The holders of a majority of the voting power of all shares of the Corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If the holders of a majority of the voting power of all shares are not represented at a meeting, the shareholders present in person or by proxy shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

SECTION 7.   VOTING AND PROXIES. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the Corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the Corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

ARTICLE III
DIRECTORS

SECTION 1.   GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the Corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.

SECTION 2.   NUMBER, TENURE, AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors. Each director shall be elected at a regular meeting of shareholders and shall hold office until the next regular meeting of shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy shall occur by reason of death, resignation, or removal from office. Directors shall be natural persons, but need not be shareholders.

SECTION 3.   MEETINGS. Meetings of the Board of Directors shall be held immediately after, and at the same place as, regular meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.

SECTION 4.   NOTICE OF MEETINGS. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases two (2) days’ notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the Corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Bylaws for giving notice to shareholders of meetings of shareholders.

Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

SECTION 5.   QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

SECTION 6.   VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason of death, resignation, or removal from office, any director so elected shall hold office until the next regular meeting of shareholders and until a successor is duly elected and qualified.

SECTION 7.   REMOVAL OF DIRECTORS. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director named by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by an affirmative vote of a majority of all remaining directors, even though said remaining directors be less than a quorum, if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.

SECTION 8.  RESIGNATION. A director may resign by giving written notice to the Corporation. The resignation shall be effective upon the later of the date the notice of resignation is given or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

SECTION 9.   COMMITTEES. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

SECTION 10.   ACTION IN WRITING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

SECTION 11.     MEETING BY MEANS OF ELECTRONIC COMMUNICATION. Members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

SECTION 1.   NUMBER AND QUALIFICATION. The officers of the Corporation shall consist of one or more natural persons elected by the Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the Corporation. Any number of offices may be held by the same person.

SECTION 2.   TERM OF OFFICE. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as herein provided.

SECTION 3.   REMOVAL, RESIGNATION AND VACANCIES. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective, without acceptance, when the notice is given to the corporation, unless the notice provides a later effective date.  Any vacancy in an office of the Corporation shall be filled by action of the Board of Directors.

SECTION 4.   CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the business of the Corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the Corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

SECTION 5.   CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the Corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the Corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer’s transactions as chief financial officer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

SECTION 6.   CHAIRPERSON OF THE BOARD. The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7.   PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation. If an officer other than the President is designated chief executive officer, the President shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

SECTION 8.   VICE PRESIDENTS. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time. In the absence of the President or in the event of the President’s death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

SECTION 9.   SECRETARY.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the Corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the chief executive officer or the Board of Directors may prescribe from time to time.

SECTION 10.   TREASURER.  Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time.

SECTION 11.   DELEGATION.  Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such person’s office to other persons.

ARTICLE V
CERTIFICATES AND OWNERSHIP OF SHARES

SECTION 1.   CERTIFICATES. All shares of the Corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the Corporation, (b) a statement that the Corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the chief executive officer, by the chief financial officer, or, unless otherwise limited by resolution of the Board of Directors, by any other officer of the Corporation. If a certificate is signed (1) by a transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer of the Corporation may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the Corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2.  TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of such shares to the Corporation or the transfer agent of the Corporation.

SECTION 3.  OWNERSHIP. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.  INDEMNIFICATION AND INSURANCE.

1.  Indemnification. The Corporation shall indemnify its officers and directors (“Indemnitiees”) for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, or as required or permitted by other provisions of law.

2.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

SECTION 2. AMENDMENT. The provisions of this Article relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers, which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (1) the unanimous vote of the directors of the Corporation then serving, or (2) by the Board of Directors as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

SECTION 3. CHANGES IN MINNESOTA LAW. References in this Article to Minnesota law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (1) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation’s Articles of Incorporation or these Bylaws or both shall continue as theretofore to the extent permitted by law; and (2) if such change permits the corporation, without the requirement of any further action by shareholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. The Corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the Corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the Corporation has the power to make donations, or (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

SECTION 1. DIVIDENDS. The Board of Directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be such twelve-month period as is set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the Corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

SECTION 3. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share register, books of account, and minute books, may be maintained on any information storage device or method if the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

SECTION 4. AMENDMENTS. Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors. Such authority of the Board of Directors is subject to the power of the shareholders of the Corporation to alter or repeal such Bylaws, and the Board of Directors, after adoption of the initial Bylaws, shall not make, alter, or repeal any Bylaw fixing quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies on the Board of Directors, fixing the number of directors or their classifications, qualifications or terms of office. The Board of Directors may, however, adopt or amend a bylaw to increase the number of directors.